Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Commonwealth Edison Company of our report dated February 25, 2022 relating to the financial statements and financial statement schedule, which appears in Commonwealth Edison Company's Current Report on Form 8-K dated June 30, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
August 3, 2022